UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2013, Fredric J. Tomczyk, president and chief executive officer of TD Ameritrade Holding Corporation, entered into an employment agreement with TD Ameritrade, effective October 1, 2013. Below is a brief summary of the material terms of Mr. Tomczyk’s new employment agreement. This summary is qualified by reference to the complete agreement attached as exhibit 10.1 and incorporated into this current report on Form 8-K by reference. Mr. Tomczyk’s new employment agreement will replace his existing employment agreement, which originally was entered into as of July 2, 2007, and which, by its own terms, would have expired on September 30, 2013.

Position	President and chief executive officer

Term	4 years

Base Annual Salary	$900,000

Annual Cash Incentive	$1,680,000 at target performance

Annual Equity Incentive	Restricted stock units with a value of $3,920,000 at target performance

Severance

In the event of termination without cause or resignation for good reason during the first two years of the agreement, Mr. Tomczyk will be entitled to receive:

•       a fixed payment of $5,160,000 (which equals the initial base salary under the agreement for 2 years and annual cash incentive at target for 2 years)

•       annual cash incentive earned (if any) for the then-current fiscal year, pro-rated based on the amount of time he was employed during such year

•       accelerated vesting of time-based equity grants

In the event of termination without cause or resignation for good reason during year 3 and year 4 of the agreement, Mr. Tomczyk will be entitled to receive:

•       $5,160,000 less $215,000 per month for each month elapsed since end of the 2nd year, reducing to $0 by the end of the 4-year term

•       annual cash incentive earned (if any) for the then-current fiscal year, pro-rated based on the amount of time he was employed during such year

•       accelerated vesting of time-based equity grants

In the event of resignation due to his voluntary retirement, Mr. Tomczyk will be entitled to receive:

•       annual cash and equity incentive earned (if any) for the then-current fiscal year, pro-rated based on the amount of time he was employed during such year

•       accelerated vesting of time-based equity grants

Upon Mr. Tomczyk’s termination of employment, he also will be entitled to receive reimbursement of reasonable moving expenses to relocate to Canada and reimbursement of reasonable personal tax preparation costs for the tax year of the relocation

Share Ownership Requirements	During the term of the employment agreement and for 2 years thereafter, Mr. Tomczyk is required maintain ownership of common stock of TD Ameritrade with an aggregate value of 10 times his base salary.

Non-competition and Release of Claims	Mr. Tomczyk is subject to non-competition and non-solicitation provisions during the term of his employment and for 2 years after his employment ceases. Also, in order to receive severance benefits, he must sign and not revoke a release of claims in favor of TD Ameritrade.

Benefits

When traveling on TD Ameritrade-related business, Mr. Tomczyk will be entitled to fly on private aircraft at the expense of TD Ameritrade.

TD Ameritrade will provide car service transportation to and from work and when traveling by ground transportation on TD Ameritrade-related business.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement of Fredric J. Tomczyk

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: August 1, 2013	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Chief Financial Officer